UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 16, 2008

GREAT EAST BOTTLES & DRINKS (CHINA) HOLDINGS, INC.
(Exact name of registrant as specified in Charter)

Florida	333-141022	59-2318378
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

3129 Tyrone Blvd.
St. Petersburg, Florida 33710
(Address of Principal Executive Offices)

(727) 381-2658
(Issuer Telephone number)

                                                          JOMAR Specialties, Inc.
(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

On April 16, 2008, our board of directors approved a 1-for-5 forward stock split (the “Forward Split”) of our common stock, par value $0.01 per share (the “Common Stock”). Shareholder approval of the Forward Split was not required under the Florida Business Corporation Act. The record date for the Forward Stock split is April 26, 2008 (the “Record Date”).

Pursuant to the Forward Split, every one (1) share of our issued and outstanding Common Stock as presently classified will be reclassified and divided into five (5) post-split shares of the Registrant’s Common Stock. The Registrant has requested that the post-split shares begin trading on the OTC Bulletin Board as soon as is reasonably practicable after the Record Date.

After the Forward Split becomes effective, each shareholder’s percentage ownership interest in us and proportional voting power will remain unchanged. In addition, the rights and privileges of the holders of our Common Stock will be unaffected by the Forward Split. All issued and outstanding options, warrants, and convertible securities will be appropriately adjusted for the Forward Split.

In connection with the Forward Split there is no requirement that shareholders obtain new or replacement stock certificates. The presently issued certificates shall be deemed for all purposes to represent the number of post-split shares that result from the Forward Split. Each shareholder of record of shares of our Common Stock outstanding immediately prior to the Forward Split may, but shall not be required to, contact our Transfer Agent to exchange the certificates originally representing such shareholder’s shares of pre-split Common Stock for new certificates representing the number of shares of post-split Common Stock into which the shares have been converted. There may be a fee for such new certificates. Otherwise, new certificates shall be issued upon any transfer of shares of Common Stock after the Forward Split. The contact information for our transfer agent is:

Island Stock Transfer Inc.
100 Second Avenue South, Suite 104N
St. Petersburg, Florida 33701
Telephone: (727) 289-0010
Fax: (727) 289-0069

In connection with the Forward Split, on April 16, 2008, the Registrant’s board of directors also approved an increase in the Registrant’s authorized capital stock from 75,000,000 shares of common stock, par value $0.01 per share, to 375,000,000 shares of common stock, par value $0.01 per share. Shareholder approval of the increase in authorized capital was not required under the Florida Business Corporation Act. After taking into account the Forward Split, the ratio of authorized shares remaining unissued to issued and outstanding shares is unchanged as a result of the increase in authorized capital.

Item 5.03. Amendment of Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On April 16, 2008, the Registrant’s board of directors and its shareholders approved an amendment to its amended and restated articles of incorporation changing the Registrant’s name from “JOMAR Specialties, Inc.” to “Great East Bottles & Drinks (China) Holdings, Inc.” (the “Name Change”).

On April 16, 2008, the Registrant filed articles of amendment to its amended and restated articles of incorporation in order to effectuate the Forward Split, the increase in authorized capital and the Name Change with the Secretary of State of the State of Florida.

The information set forth in Item 3.03 is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Articles of Amendment, filed April 16, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2008

GREAT EAST BOTTLES & DRINKS
(CHINA) HOLDINGS, INC.

By:	/s/ Stetson Chung
Name:	Stetson Chung
Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment, filed April 16, 2008